Fiscal Year 2016
Third Quarter Financial Update



School Specialty®

November 1, 2016

Fiscal Year 2016 – Third Quarter Highlights

- ***Growth continues*** – Total revenues in the quarter of $301.6 million, increased by $2.2 million or 0.7%, driven by strength in the Supplies category within Distribution and Science category within Curriculum. This marks six (6) consecutive quarters of YOY growth. YTD growth stands at 1.7% and a strong open order position entering Q4 is expected to result in a strong finish to the year.

- ***Gross margin stability*** – Gross profit margins in the quarter declined by 70 basis points ("bps") from 37.7% to 37.0% YOY. Margins for the quarter were consistent with expectations and impacted by a change in product mix and an increase in orders placed through strategic purchasing agreements ("Strategic Agreements") within the Distribution segment. We believe our position within such Strategic Agreements creates a competitive advantage that we leverage to drive growth and better penetrate our large and diverse customer base.

- ***Strong expense management; platform leverage*** – Overall SG&A is down $1.2 million or 1.8%; SG&A declined as a percentage of revenue from 21.9% to 21.4%. YTD SG&A is down $6.0 million or 3.5%. Investment in the business continues to be funded by cost improvements in other areas.

- ***Steady bottom-line results*** – Modest improvement in operating income to $47.0 million, up $0.1 million. Net income of $42.9 million, a $4.0 million improvement. YTD Operating Income increased $16.0 million or 76%, to $37.0 million; YTD Net Income increased from $3.1 million to $28.6 million. While Adjusted EBITDA of $52.9 was a decrease of $1.4 million or 2.7%; YTD Adjusted EBITDA is up $0.8M and we expect the increase over prior year to accelerate in Q4.

- ***Balance sheet and liquidity position improvements*** **–** Total net debt declined YOY by $36.5 million. ABL excess availability was $70.1 million as of September month end. YTD Cash Flow from operations improved by $9.2 million and Leveraged Free Cash Flow improved by $17.1 million. With the deleveraging that has occurred since the beginning of 2015, the total leverage ratio (as calculated per the term loan agreement) for the trailing twelve months ended September 2016 was 3.4x Adjusted EBITDA.

- ***Management updated 2016 guidance*** – Considering YTD revenue growth of 1.7% and the strong bookings and open order positions entering Q4, management currently projects full-year revenue growth of approximately 2.1% - 2.3%. Updated Adjusted EBITDA guidance range is $49 - $51 million, which remains within the original 2016 guidance range.

Fiscal Year 2016 – Third Quarter Revenue Review

School Specialty

- ***Distribution segment revenues* of $256.7 million versus $259.5 million, a marginal decrease of $2.8 million or 1.1%.**
  - ***Supplies*** category revenue increased (up $1.3 million); YTD trend-line is positive; tracking to first full-year of growth in 5+ years.
  - ***Furniture*** category revenue essentially flat (0.1%) at $85.0 million; higher YOY open order position end of Q3 and continued strong orders point to Q4 YOY growth in the category.
  - ***Instructional Solutions*** category experienced a revenue decrease of 5.2%; strong performance in Special Needs category; booking trends would indicate the gap to PY will close by YE.
  - ***A/V Tech*** category declined $0.4 million; category performed consistent with expectations, down due to a decrease in demand for the Company's listening devices compared to prior year during which the Company benefited from several large orders driven by common core assessments.
  - ***Agendas*** category declined by $2.6 million consistent with expectations; because schools have de-emphasized paper-based planners and shifted purchases to lower priced planners with less content.
- ***Curriculum segment revenues* of $44.9 million vs. $39.9 million, an increase of $5.0 million or 12.5%.**
  - ***Science*** category revenues increased $5.3 million or 18.0% due to continued strong performance of FOSS Next Generation offering; category remains well positioned as states look to adopt or align curriculum with the Next Generation Science Standards.
  - ***Reading*** category revenues declined by $0.3 million or 2.8%; product enhancements in the Reading category, combined with structural changes to the sales organization, are helping to stabilize the YOY performance.

($ amounts in thousands)	2016 3Q	2015 3Q	Change	% Change	Q3 YTD	Q3 YTD	Change	% Change	TTM thru Q3 16	TTM thru Q3 15	Change	% Change
Supplies	$ 120,995	$ 119,678	$ 1,317	1.1%	$ 230,140	$ 227,372	$ 2,768	1.2%	$ 269,847	$ 267,658	$ 2,189	0.8%
Furniture	84,971	85,065	(94)	-0.1%	140,643	134,510	6,133	4.6%	175,945	159,335	16,610	10.4%
Instructional Solutions	10,397	10,965	(568)	-5.2%	26,239	26,585	(346)	-1.3%	32,591	33,174	(583)	-1.8%
AV Tech	4,443	4,849	(406)	-8.4%	13,680	17,856	(4,176)	-23.4%	18,526	22,714	(4,188)	-18.4%
Agendas	34,023	36,612	(2,589)	-7.1%	40,577	44,560	(3,983)	-8.9%	41,629	45,440	(3,811)	-8.4%
Freight Revenue	4,146	4,273	(127)	-3.0%	7,042	7,216	(174)	-2.4%	8,228	8,421	(193)	-2.3%
Customer Allowances / Discounts	(2,280)	(1,967)	(313)	15.9%	(4,646)	(3,856)	(790)	20.5%	(5,020)	(4,063)	(957)	23.6%
Total Distribution Revenues	**$ 256,695**	**$ 259,475**	**$ (2,780)**	**-1.1%**	**$ 453,675**	**$ 454,243**	**$ (568)**	**-0.1%**	**$ 541,746**	**$ 532,679**	**$ 9,067**	**1.7%**
Science	34,702	29,417	5,285	18.0%	66,980	56,957	10,023	17.6%	80,562	65,983	14,579	22.1%
Reading	10,172	10,463	(291)	-2.8%	20,497	20,707	(210)	-1.0%	24,406	24,184	222	0.9%
Total Curriculum Revenues	**$ 44,874**	**$ 39,880**	**$ 4,994**	**12.5%**	**$ 87,477**	**$ 77,664**	**$ 9,813**	**12.6%**	**$ 104,968**	**$ 90,167**	**$ 14,801**	**16.4%**
Total Consolidated Revenues	**$ 301,569**	**$ 299,355**	**$ 2,214**	**0.7%**	**$ 541,152**	**$ 531,907**	**$ 9,245**	**1.7%**	**$ 646,714**	**$ 622,846**	**$ 23,868**	**3.8%**

Fiscal Year 2016 – Third Quarter Financial Review

School Specialty

- **Gross margins of 37.0% vs. 37.7%, a decrease of 70 basis points ("bps").**
  - Distribution segment margins of 33.8% vs. 34.8% in prior year; lower rate is primarily related to an increase in Supplies category purchases being placed through strategic agreements (such as regional / national purchasing cooperatives and state / district contracts); a change in product mix within the segment reduced gross margin by an additional 10 bps.
  - Curriculum segment margins of 55.5 % vs. 56.2%, a decrease of 70 bps; decreased product development amortization YOY resulted in approximately 160 bps of improvement in gross margin. A shift in product mix, driven by the increase in Science revenues, contributed to the lower gross margin rate in the Curriculum segment for the quarter.

- **Selling, general and administrative (SG&A) expenses of $64.5 million vs. $65.7 million, an improvement of $1.2 million or 1.8%.**
  - Lower depreciation and amortization of $1.4 million.
  - Compensation and benefits down approximately $0.4 million.
  - Net Catalog expense $0.9 million higher in the quarter (this is timing related as YTD down $0.3 million); all other components of SG&A show net decrease of $0.3 million.
  - As a % of revenue, SG&A decreased from 21.9% to 21.4%.

- **Operating income of $47.0 million vs. $46.9 million, an improvement of $0.1 million.**
  - Higher revenues and lower SG&A offset by lower gross margins.

- **Net income of $42.9 million vs. $38.9 million, an improvement of $4.0 million.**
  - Key factors in the current quarter: lower interest expense of approximately $0.6 million; a $9.1 million gain on the sale of an unconsolidated affiliate; and an $8.8 million provision for income taxes (an increase of $6.9 million).

- **Adjusted EBITDA of $52.9 million vs. Adjusted EBITDA of $54.3 million, a decrease of $1.4 million or 2.7%.**

Fiscal Year 2016 – YTD Business Update

School Specialty

- ***Focus on balanced growth across product and category subsets remains top priority*** – YTD growth of $9.2 million or 1.7%, driven by continued strength in Science category (up $10 million or 17.6%) and Furniture category (up $6.1 million or 4.6%). YTD growth of $2.8 million or 1.2%, within Supplies category a key positive indicator as Supplies represents the single largest revenue subset of the Distribution segment. Early Learning, Special Needs, Art Supplies, and Safety & Security sub-categories are up YTD and building momentum; performance reflects positive impact of changes in assortment and sales strategy. Strong focus on increasing sales of proprietary brands and better managing mix.

- ***Continued transformation to team-based sales model supports near and long-term growth initiatives*** – Throughout the year, SSI has continued to build out its inside sales team and category specialists to complement its outside sales force efforts; focus is on more frequent and more effective customer touchpoints. Initiatives to realign the sales force anticipated to have a positive impact on FY17 results.

- ***Strong operational performance in peak-season continues to increase customer confidence and enable growth*** – Another strong peak season performance in the Fulfillment Centers, with continued improvements in Lines Per Hour and Order Cycle Time. In-sourcing of customer care has been effective and well-received by customers. Lean Six Sigma initiatives and key platform investments (transportation management system, phone system, CRM as examples) anticipated to improve performance further throughout FY17.

- ***Official launch of internal Lean Six Sigma and Process Excellence team in Q3*** – Roll-out of Lean Six Sigma Black and Green Belt certifications across the Company; objective remains to drive continuous improvement and process excellence not only in the Fulfillment Centers, but systemically, in all major business processes across all departments.

- ***New distribution channels and product categories continue to show progress and are expected to drive growth and diversification*** – Channel Sales (e-tail partnerships), Safety & Security Products and Healthcare customers continue to deliver strong growth.

Consolidated Combined Statement of Operations

	Three Months Ended September 24, 2016	Three Months Ended September 26, 2015	Nine Months Ended September 24, 2016	Nine Months Ended September 26, 2015	Twelve Months Ended September 24, 2016	Twelve Months Ended September 26, 2015
Revenues	$ 301,569	$ 299,355	$ 541,152	$ 531,907	$ 646,714	$ 622,846
Cost of revenues	190,011	186,606	338,530	334,753	408,905	395,270
Gross profit	111,558	112,749	202,622	197,154	237,809	227,576
Selling, general and administrative expenses	64,454	65,629	164,977	170,933	218,981	221,595
Facility exit costs and restructuring	93	230	642	2,518	1,241	5,550
Impairment charges	-	-	-	2,713	-	2,713
Operating income (loss)	47,011	46,890	37,003	20,990	17,587	(2,282)
Other expense:						
Interest expense	4,488	5,107	13,333	14,409	17,761	19,251
Early termination of long-term indebtedness	-	200	-	200	-	200
(Gain) on sale of unconsolidated affiliate	(9,090)	-	(9,090)	-	(9,090)	-
Loss on early extinguishment of debt	-	877	-	877	-	877
Change in fair value of interest rate swap	(95)	(50)	(271)	(41)	(356)	(61)
Income (loss) before provision for income taxes	51,708	40,756	33,031	5,545	9,272	(22,549)
Provision for (benefit from) income taxes	8,813	1,861	4,425	2,459	3,324	2,430
Net income (loss)	$ 42,895	$ 38,895	$ 28,606	$ 3,086	$ 5,948	$ (24,979)
Weighted average shares outstanding:						
Basic	1,000	1,000	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000	1,000	1,000
Net income (loss) per Share:						
Basic	$ 42.90	$ 38.90	$ 28.61	$ 3.09	$ 5.95	$ (24.98)
Diluted	$ 42.90	$ 38.90	$ 28.61	$ 3.09	$ 5.95	$ (24.98)

(Amounts in thousands, except per share amounts)

Adjusted EBITDA Comparisons

		Three Months Ended September 24, 2016		Three Months Ended September 26, 2015		Nine Months Ended September 24, 2016		Nine Months Ended September 26, 2015		Twelve Months Ended September 24, 2016		Twelve Months Ended September 26, 2015
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (Adjusted EBITDA) reconciliation:												
Net income (loss)	$	42,895	$	38,895	$	28,606	$	3,086	$	5,948	$	(24,979)
Provision for income taxes		8,813		1,861		4,425		2,459		3,324		2,430
Reorganization items, net		-		-		-		-		-		-
Restructuring costs		93		230		642		2,518		1,241		5,550
Restructuring-related costs incl in SG&A/COGS		564		332		2,143		4,808		3,743		5,508
Gain on sale of unconsolidated affiliate		(9,090)		-		(9,090)		-		(9,090)		-
Change in fair value of interest rate swap		(95)		(50)		(271)		(41)		(356)		(61)
Loss on early extinguishment of debt		-		877		-		877		-		877
Early termination fee		-		200		-		200		-		200
Depreciation and amortization expense		2,793		4,195		10,714		13,961		15,364		18,782
Amortization of development costs		1,954		2,403		5,029		10,027		6,492		12,010
Impairment charges		-		-		-		2,713		-		2,713
Net interest expense		4,488		5,107		13,333		14,409		17,761		19,251
Stock-based compensation		449		260		1,166		874		1,427		1,015
Adjusted EBITDA	$	52,864	$	54,310	$	56,697	$	55,891	$	45,854	$	43,296

Amounts in thousands

Balance Sheet Review



Consolidated Balance Sheet Comparison

	September 24, 2016	September 26, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 7,349	$ 11,777
Accounts receivable, less allowance for doubtful accounts of $1,073, $1,077, and $989, respectively	172,078	174,196
Inventories, net	84,848	89,003
Deferred catalog costs	2,563	1,598
Prepaid expenses and other current assets	13,238	14,920
Refundable income taxes	-	-
Total current assets	$ 280,076	$ 291,494
Property, plant and equipment, net	28,722	28,881
Goodwill	21,588	21,588
Intangible assets, net	35,950	39,553
Development costs and other	15,759	19,739
Deferred taxes long-term	5	4
Investment in unconsolidated affiliate	-	715
Total assets	$ 382,100	$ 401,974

	September 24, 2016	September 26, 2015
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 50,637	$ 83,100
Accounts Payable	43,970	33,814
Accrued compensation	13,266	12,947
Deferred revenue	3,547	4,070
Accrued income tax payable	3,471	1,030
Other accrued liabilities	18,801	18,200
Total current liabilities	133,692	153,161
Long-term debt - less current maturities	136,686	143,497
Other liabilities	95	1,087
Total liabilities	270,473	297,745
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	120,405	118,980
Accumulated other comprehensive loss	(1,669)	(1,687)
Retained earnings (accumulated deficit)	(7,110)	(13,065)
Total stockholders' equity	111,627	104,229
Total liabilities and stockholders' equity	$ 382,100	$ 401,974

(Amounts in thousands)

Working Capital Comparison

($ amounts in millions)	March 2016	March 2015	March 2014	March 2013	June 2016	June 2015	June 2014	June 2013	September 2016	September 2015	September 2014	September 2013	December 2015	December 2014	December 2013
Accounts Receivable	$ 51.4	$ 50.1	$ 50.0	$ 54.4	$ 78.7	$ 75.5	$ 76.8	$ 78.3	$ 172.1	$ 174.2	$ 165.1	$ 178.1	$ 58.4	$ 61.0	$ 62.7
Inventories	$ 92.4	$ 87.8	$ 83.0	$ 100.8	$ 128.7	$ 131.0	$ 118.7	$ 133.7	$ 84.8	$ 89.0	$ 75.2	$ 73.3	$ 76.2	$ 75.2	$ 70.8
Prepaid expense and other current assets	$ 12.7	$ 17.3	$ 14.5	$ 12.1	$ 24.5	$ 13.9	$ 18.5	$ 13.9	$ 13.2	$ 14.8	$ 17.5	$ 17.8	$ 13.1	$ 16.6	$ 13.7
Accounts Payable	$ 39.8	$ 26.5	$ 27.9	$ 65.4	$ 62.0	$ 47.3	$ 46.2	$ 35.6	$ 44.0	$ 33.8	$ 31.1	$ 27.5	$ 20.1	$ 22.1	$ 18.0
Net Working Capital	$ 111.2	$ 120.6	$ 111.7	$ 120.6	$ 145.4	$ 156.1	$ 149.2	$ 171.7	$ 189.7	$ 209.7	$ 199.0	$ 210.4	$ 106.2	$ 120.1	$ 121.9

	March 2016	March 2015	March 2014	March 2013	June 2016	June 2015	June 2014	June 2013	September 2016	September 2015	September 2014	September 2013	December 2015	December 2014	December 2013
Days Sales Outstanding	50.0	49.8	50.0	52.0	49.1	48.7	48.8	50.5	51.9	53.0	50.5	53.5	50.3	61.0	62.1
Day Inventory on Hand	144.3	139.5	132.0	159.8	129.7	136.7	123.3	141.7	40.6	43.4	37.4	36.1	98.5	113.1	109.4
Days Payables Outstanding	62.2	42.2	44.4	105.8	62.5	49.3	48.0	37.7	21.1	16.5	15.5	13.6	26.0	33.3	27.8

Summary as of September 2016

- Q3 Accounts receivable declined by $2.1 million reflecting an improvement in DSO's of 1.1 days.
- Q3 Accounts payable increased by $10.2 million due primarily to timing of vendor payments, but also the results of ongoing efforts to improve vendor terms.
- End of September 2016 inventory is down $4.2 million vs. September 2015, which reflects improvements to the planning and execution of the in-season procurement process.
- Net working capital down YOY by $20.0 million, or 9.5%.

(Amounts in millions)

Balance Sheet Review

	As of 9/24/16	As of 12/26/15	As of 9/26/15
Cash and cash equivalents	$ 7,349	$ 12,865	$ 11,777
ABL Facility, maturing in 2019	50,637	-	83,100
Term Loan, maturing in 2019	122,226	132,100	132,100
Total 1st Lien Debt	172,863	132,100	215,200
Deferred Cash Payment Obligations	19,687	18,608	18,267
Total Debt (Note 1)	192,550	150,708	233,467
Net Debt (Total Debt - Cash and CE)	185,201	137,843	221,690
Equity Market Capitalization	100,000	74,000	88,400
Enterprise Value	$ 285,201	$ 211,843	$ 310,090
GAAP Total Debt Reconciliaition:			
Total Debt from above	$ 192,550	$ 150,708	$ 233,467
Term Loan Original Issue Discount	(1,503)	(1,859)	(1,971)
Unamortized Term Loan Debt Issue Costs	(3,724)	(4,590)	(4,899)
GAAP Total Debt	$ 187,323	$ 144,259	$ 226,597

Note 1: Total Debt is a non-GAAP measure provided to indicate the total cash repayment obligations associated with the Company's borrowings as of the balance sheet date.

(Amounts in thousands)

Key Q3 2016 Highlights

- ABL balance of $50.6 million was $32.5 million below prior year.
  - Excess availability of $70.1 million as of September 24, 2016.
- Gross balance on Term Loan was $122.2 million, a reduction of $9.9 million versus prior year.
  - Required Term Loan repayment of $8.1 million in August 2016 related to proceeds from sale of interest in an unconsolidated affiliate; excess cash flow repayment of $1.8 million made in March 2016.
- $36.5 million lower net debt position comparing YOY fiscal third quarters.
- Deferred cash payment obligations of $19.7 million payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (December 2019) expected to be approximately $24.0 million, representing principal plus accrued interest.

Free Cash Flow Analysis

	9 Months		12 Months	
	CY2016	CY2015	TTM thru Q3 16	TTM thru Q3 15
Adjusted EBITDA	$ 56,697	$ 55,891	$ 45,854	$ 43,296
Capex	(9,607)	(7,071)	(11,602)	(8,273)
Prod Dev	(1,949)	(4,142)	(3,101)	(5,918)
Proceeds from sales	9,805	1,616	9,874	1,821
Unrealized FX (gain) loss	(1,005)	509	(859)	509
Other	(2,695)	(6,538)	(5,053)	(10,264)
Change in WC	(83,515)	(90,209)	19,674	(11,520)
Unleveraged free CF	$ (32,269)	$ (49,944)	$ 54,787	$ 9,651
Cash Interest	(10,398)	(11,822)	(13,912)	(15,660)
Taxes	(4,425)	(2,459)	(3,324)	(2,430)
Leveraged free CF	(47,092)	(64,225)	37,551	(8,439)
GAAP CF				
Operating	(45,341)	(54,628)	42,380	3,931
Investing	(1,751)	(9,597)	(4,829)	(12,370)
	(47,092)	(64,225)	37,551	(8,439)

Financial Reconciliations and Footnotes

- FY16 nine-month Adj. EBITDA improvement of $0.8 million or 1.4%.
- FY16 nine-month capex increased YOY by $2.5 million; FY16 capex and product development investment expected to be $16-$17 million.
- The $6.7 million YOY difference in the change in working capital for the nine-month period includes a YOY increase in accounts payable of $10.2 million, which is primarily related to timing.
- FY16 and FY15 3Q *Other* relates to restructuring related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements. *Other* declined by $3.6 million for the nine-month comparisons and $5.2 million in the TTM, as the major restructuring related expenses are substantially complete.
- The $2.8 million of restructuring costs YTD primarily associated with the consolidation of office locations, lease termination costs, a royalty contract buyout, and severance related to staffing reductions.
- In the nine-month FY16 period, Unleveraged Free Cash Flow ("FCF") improved by $17.7 million; Leveraged FCF improved by $17.1 million.
- For the TTM ending 9/24/16, Unleveraged FCF improved $48.7 million; leveraged FCF improved $46.0 million.

Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

(Amounts in thousands)

Fiscal 2016 Outlook – Guidance Updated

School Specialty

Metric	CY 15 Actual	FY 2016 Updated Outlook
Revenue	$637.5	Growth of 2.1% - 2.3% expected; revised from original guidance of 2.5% - 3.0%.
Gross Margin (Excl. PD Amort.) %	38.2%	Anticipate 40-60 bps decline; negative impact of mix and growth within strategic purchasing agreements
Gross Margin %	36.4%	Reported GM% anticipated to show 20-40 bps improvement with lower PD amort.
SG&A (excl. D&A)	$200.2	Year-over-year decline of approximately 2.5%
D&A	$18.3	Expect $4.4 million decline due to lower spending levels in recent quarters.
SG&A	$218.8	Reported SG&A expected to be down 4.2% - 4.4% YOY.
SG&A %	34.3%	Expect to decline to approximately 32.2% of revenue as operating leverage improves.
Adjusted EBITDA	$45.0	Expect Adjusted EBITDA improvement of between $4.0 million - $6.0 million, or 8.9% to 13.3%.
Leveraged FCF	$20.6	Forecast of $27.0 million - $29.0 million; updated to reflect sale of an unconsolidated affiliate; operating and working capital improvements in CY 16 offset by higher CAPEX; effective tax rate of 3.5%-5.0%.

Revenue: ***guidance updated: overall growth currently expected to be 2.1% - 2.3%***

- Both Distribution and Curriculum segments expected to post growth.
- Assumes growth in Supplies and Instructional Solutions product categories; reversing recent trends.
- Continued strong momentum within Furniture category, driven by favorable market conditions, investments in resources and product line enhancements.
- Science growth continues driven by FOSS Next Gen and certain state adoptions where the Company is well positioned; Reading stabilizes after 8.5% decline in 2015 with the introduction of key new products.
- Modest declines expected in Agenda and AV Tech categories which collectively make up approximately 10% of total revenues.

Gross Margin: ***original guidance updated***

- Mix to have unfavorable impact on gross margin rate; Furniture being higher as a % of total revenue is key driver. Note: Outbound transportation costs included in COGS for vendor direct shipments; captured in SG&A for stock shipments. Furniture (~89% Vendor Direct); other Distribution Categories (~11%).
- Beyond the impact of mix, overall product margins expected to remain relatively flat; decline in certain Supplies sub-categories based on pricing strategies to drive growth, increase customer penetration and leverage platform. Focus on gross profit $'s and growth of sales through strategic purchasing agreements. Ongoing objective to improve margins through increased sales of higher-margin, proprietary branded items and better managing mix.
- Lower product development amortization across a higher revenue base anticipated to drive modest improvement in reported GM.

SG&A / CAPEX & PD: ***original guidance updated***

- Investment in the business (tools, people and resources to drive future growth) funded through efficiency and operational improvements. Volume growth results in variable components of SG&A.
- CAPEX and PD Investments expected to total $16 million to $17 million; restructuring/other costs estimated at $4.0 million - $4.5 million due to higher lease termination costs, severance expense and expenses associated with a royalty contract buyout.

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the heading "Fiscal 2016 Outlook – Guidance Updated", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Transition Report on Form 10-K for the transition period April 26, 2015 to December 26, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Unleveraged Free Cash Flow and Total Debt, non-GAAP financial measures. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; reorganization items, net; restructuring costs; restructuring-related costs included in SG&A; change in fair value of interest rate swap; loss on early extinguishment of debt; early termination fee; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Leveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; restructuring and other expenditures; changes in working capital; cash interest and taxes. Total Debt represents the cash repayment amounts associated with the Company's borrowings excluding unamortized debt issuance costs and original issue discounts.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP adjusted operating income in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined by GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three, nine and trailing twelve months ended September 24, 2016 and September 26, 2015; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the nine and trailing twelve months ended September 24, 2016, and September 26, 2015; and (iii) Total Debt to GAAP Total Debt as of September 24, 2016, December 26, 2015 and September 26, 2015 is included in this Fiscal Year 2016 third quarter update dated November 1, 2016.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
gwiener@GWCco.com